VALHI LOGO GOES HERE

                                 PRESS RELEASE


FOR IMMEDIATE RELEASE:                            CONTACT:

VALHI, INC.                                       JOSEPH S. COMPOFELICE
THREE LINCOLN CENTRE                              EXECUTIVE VICE PRESIDENT
5430 LBJ FREEWAY                                  (713) 423-3303
DALLAS, TEXAS 75240-2697
(214) 233-1700



                     VALHI DECLARES QUARTERLY DIVIDEND AND
                       HOLDS ANNUAL STOCKHOLDERS MEETING

          DALLAS, TEXAS . . . May 10, 1996 . . . Valhi, Inc. (NYSE:VHI) announced today that its Board of Directors has declared a regular quarterly dividend of five cents ($0.05) per share on its common stock, payable June 28, 1996, to stockholders of record at the close of business June 12, 1996.


          Valhi also announced that five Directors of the Company were elected for terms of one year at its Annual Stockholders Meeting held today. The Directors of the Company are: Norman S. Edelcup, Kenneth
     R. Ferris, Glenn R. Simmons, Harold C. Simmons and J. Walter Tucker,
     Jr.

          Valhi, Inc. is engaged in the titanium dioxide pigments, refined sugar, building products and other industries.